Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement of Navidea Biopharmaceuticals, Inc. on Form S-3 (File Nos. 333-235762, 333-222092, 333-195806, 333-193330, 333-184173, 333-173752, 333-168485, 333-76151, and 333-15989) and Form S-8 (Nos. 333-228960, 333-217814, 33-81410, 333-119219, 333-130636, 333-130640, 333-153110, 333-158323, 333-183317, 333-05143, 333-21053, and 333-198716)  of our report, which includes an explanatory paragraph as to the company’s ability to continue as a going concern, dated March 18, 2020, with respect to our audits of the consolidated financial statements of Navidea Biopharmaceuticals, Inc. as of December 31, 2019 and 2018 and for the years then ended, which report is included in this Annual Report on Form 10-K of Navidea Biopharmaceuticals, Inc. for the year ended December 31, 2019.  Our report on the consolidated financial statements refers to the change in the method of accounting for leases effective January 1, 2019.

/s/ Marcum LLP

Marcum LLP

New Haven, Connecticut

March 18, 2020